UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 24, 2023

Spirit Airlines, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-35186	38-1747023
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

2800 Executive Way
Miramar, Florida 33025
(Address of principal executive offices, including zip code)

(954) 447-7920

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value	SAVE	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01	Other Events.

On January 24, 2023, Spirit Airlines, Inc. (“Spirit”) announced an adjustment to the conversion rates of its 4.75% Convertible Senior Notes due 2025 (the “2025 Notes”) and 1.00% Convertible Senior Notes due 2026 (the “2026 Notes”).

On October 26, 2022, JetBlue Airways Corporation (“JetBlue”) paid $2.50 in cash per outstanding share of Spirit’s common stock, par value $0.0001 per share (“Common Stock”), to Spirit’s stockholders of record on September 12, 2022 as a prepayment of merger consideration, pursuant to the terms of that certain Agreement and Plan of Merger, dated as of July 28, 2022 (the “Merger Agreement”), by and among Spirit, JetBlue and Sundown Acquisition Corp. Additionally, on January 13, 2023, JetBlue announced that it will pay $0.10 in cash per outstanding share of Common Stock on January 31, 2023 to Spirit’s stockholders of record on January 25, 2023 as a prepayment of merger consideration, pursuant to the terms of the Merger Agreement.

The conversion rate in respect of the 2025 Notes has been adjusted from 78.4314 shares to 88.7598 shares of Common Stock per $1,000 principal amount of 2025 Notes, and the conversion rate in respect of the 2026 Notes has been adjusted from 20.3791 shares to 23.0627 shares of Common Stock per $1,000 principal amount of 2026 Notes.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 24, 2023	SPIRIT AIRLINES, INC.

	By:	/s/ Thomas Canfield
	Name:	Thomas Canfield
	Title:	Senior Vice President and General Counsel